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                                                                    Exhibit 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in Amendment No. 1 to the Registration Statement on Form S-4 of Network Communications, Inc. of our reports dated June 2, 2006 relating to the financial statements which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial and Operating Data" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
Atlanta, Georgia
July 12, 2006